a




October 15, 2002


FRANKLIN GLOBAL TRUST
One Franklin Parkway
San Mateo, CA 94403-1906


Gentlemen:

      We propose to acquire the shares of beneficial interest (the "Shares") of the Advisor Class ("class") of Franklin International Smaller Companies Growth Fund (the "Fund"), a series of Franklin Global Trust (the "Trust"), as indicated in the chart below.


Fund and Class                   #Shares    Price/Share       Total

--------------------------------------------------------------------------------
Franklin International Smaller   200,000      $10.00        $2,000,000
Companies Growth Fund -
Advisor Class
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Total                                                       $2,000,000
--------------------------------------------------------------------------------

      We will purchase the Shares in a private offering prior to the effectiveness of the Form N-1A registration statement filed by the Trust on behalf of the Fund under the Securities Act of 1933. The Shares are being purchased as the initial advance in connection with the operations of the Fund.

      We consent to the filing of this Investment Letter as an exhibit to the Form N-1A registration statement of the Trust.


Sincerely,

FRANKLIN RESOURCES, INC.


By: /s/ Murray L. Simpson
    _____________________
      Murray L. Simpson
      Executive Vice President